UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2011

ENER1, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	001-34050	59-2479377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, Suite 40
New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

(212) 920-3500
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

EXPLANATORY NOTE

On November 7, 2011, the Company filed a Current Report on Form 8-K (the “Original Filing”).  This Amendment amends and supplements the Original Filing to include exhibits that were omitted from the Original Filing and to include additional information regarding Mr. Parker’s business experience.  The information contained in this Amendment is otherwise identical to the contents of the Original Filing.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 1, 2011, Christopher Cowger resigned from his position as Chief Executive Officer of Ener1, Inc. (the “Company”), and as Chief Executive of the Company’s EnerDel, Inc. (“EnerDel”) subsidiary.  Mr. Cowger will remain a full time employee of the Company until November 13, 2011.  Mr. Cowger also resigned as a member of the Board of Directors of the Company. In connection with Mr. Cowger’s resignation from the Board of Directors, there were no disagreements between Mr. Cowger and the Company regarding any matter relating to the Company’s operations, policies or practices.

On November 1, 2011, Jeffrey Seidel resigned from his position as Chief Financial Officer of the Company.    Mr.  Seidel will remain a full time employee of the Company until November 13, 2011.

(c)

Appointment of Alex Sorokin as Interim Chief Executive Officer of the Company

On November 4, 2011, the Board of Directors of the Company appointed Alex Sorokin, age 55, as Interim Chief Executive Officer of the Company.  Since September 2011, Mr. Sorokin has provided business strategy and financial consulting services to the Company as Sorokin & Associates, LLC (“Sorokin & Associates”), a company that Mr. Sorokin is in the process of forming.  From August 2009 through September 2011, Mr. Sorokin was a Principal at Halsey Lane Holdings, LLC, a company that primarily provides private equity-related advice to lenders who become owners of reorganized businesses.  From 1984 to 2009, Mr. Sorokin was a Managing Director of Zolfo Cooper, LLC, where he advised companies on financial and operational restructurings and provided interim management services.  Mr. Sorokin served on the Board of Managers or Directors of Medical Staffing Network, LLC during 2011 and Pacific Ethanol Hold Co, LLC from 2010 to 2011.  He has also previously served on several other Boards of Managers or Directors, including at IWP International, plc, Mark III Industries, Inc., Tune-Up Masters, Inc. and Innovative Home Products, Inc. Mr. Sorokin earned his Bachelor’s degree in Economics from The Johns Hopkins University in 1978.

On September 29, 2011, the Company engaged Mr. Sorokin to provide certain consulting services via an Engagement Letter (the “Sorokin Engagement Letter”) with Sorokin & Associates, a company that Mr. Sorokin is in the process of forming.  Mr. Sorokin will be the sole member of Sorokin & Associates, once formed.  Under the Sorokin Engagement Letter, Mr. Sorokin provided financial and strategic advice to the Company at an hourly rate of $500 per hour.  To date, the Company has paid to Sorokin & Associates $60,000 for consulting fees and expenses and expects to pay Sorokin & Associates another approximately $60,000 for services already rendered. In addition, the Company paid to Sorokin & Associates a $35,000 retainer fee, which will be returned to the Company upon payment in full of all outstanding invoices at the completion of the engagement.  Mr. Sorokin owns all of the interests in Sorokin & Associates, including all money collected under the Sorokin Engagement Letter.  As of the date that Mr. Sorokin was named Interim CEO of the Company, the Sorokin Engagement Letter was terminated and Sorokin & Associates ceased to provide further consulting services to the Company.

The Company believes that Mr. Sorokin is qualified to serve as Interim Chief Executive Officer based on his extensive business background.  There are no arrangements or understandings between Mr. Sorokin and any other person pursuant to which he was selected as an executive officer.

The above description of the Sorokin Engagement Letter is not complete and is qualified in its entirety by the full text of the Agreement, which is attached hereto and incorporated by reference herein.

Appointment of Nicholas Brunero as Interim President and General Counsel of the Company

On November 3, 2011, the Company promoted Nicholas Brunero, age 33, to the position of Interim President and General Counsel.  Mr. Brunero served as Vice President, General Counsel and Corporate Secretary of the Company and as a member of the Company’s Intellectual Property Committee since January 2010, and was previously the Company’s Vice President and Deputy General Counsel from March 2008 to December 2009. From 2003 to 2008, Mr. Brunero was an attorney at the law firm of Duval & Stachenfeld LLP in New York.   Mr. Brunero received his Bachelor of Arts degree from Bates College and his Juris Doctorate degree from Brooklyn Law School.

In connection with Mr. Brunero’s promotion, on November 3, 2011, the Company and Mr. Brunero entered into an Amendment Agreement (the “Amendment Agreement”), to the Employment Agreement (the “Employment Agreement”), dated June 30, 2010, between the Company and Mr. Brunero.

Under the Employment Agreement and the Amendment Agreement, the term of Mr. Brunero’s employment is for three years from the date of the Employment Agreement, and is automatically renewed for one-year periods thereafter, unless notice is given by one party to the other no later than six months prior to the expiration of the then-current term. Mr. Brunero’s annual base salary as Interim President and General Counsel will be $375,000, which will be redetermined annually by the Company’s Chief Executive Officer or Compensation Committee.  Mr. Brunero will receive all other employee benefits, and is eligible for all incentive-based compensation plans, offered by the Company, including cash bonuses or equity-based awards. In addition, Mr. Brunero will be entitled to a retention bonus equal to one times his then-effective annual base salary if he remains with the Company in the event of a reorganization.

If the Company terminates Mr. Brunero without cause or if Mr. Brunero resigns for good reason, and if Mr. Brunero executes and delivers a release of the Company, he will be entitled to severance equal to one times his then-effective annual base salary plus continued health benefits for 12 months following termination.  Furthermore, all stock options held by Mr. Brunero will be exercisable until the earlier of three months after termination or the expiration of the stock option.  If within three months before and 12 months after a change in control event the Company terminates Mr. Brunero without cause or Mr. Brunero resigns for good reason, and if Mr. Brunero executes and delivers a release to the Company, he will be entitled to severance equal to one times his base salary plus payment of continued health benefits for 12 months, and all stock options and restricted stock previously granted to him under the Company’s stock incentive plans will vest immediately and all stock options will be exercisable until the earlier of three months after termination or the expiration of the stock option. If the Company terminates Mr. Brunero’s employment for any other reason, he will not be entitled to any severance payments or other benefits.

Mr. Brunero also agreed to several restrictive covenants including non-disparagement of the Company, non-competition with the Company, non-solicitation of the Company’s customers, confidentiality and Company ownership of intellectual property.

There are no arrangements or understandings by which Mr. Brunero was named Interim President and General Counsel.  Neither the Company nor any of its subsidiaries was involved in any transactions, and there are no currently proposed transactions, with Mr. Brunero or his immediate family that are reportable pursuant to Item 404(a) of Regulation S-K.

The above description of the Employment Agreement and the Amendment Agreement is not complete and is qualified in its entirety by the full text of the Agreement, which is attached hereto and incorporated by reference herein.

Appointment of Dale Parker as Interim Chief Financial Officer of the Company

On November 4, 2011, the Board of Directors of the Company appointed Dale E. Parker, age 60, as Interim Chief Financial Officer of the Company. From September 2010 to November 2011, Mr. Parker worked as a consultant for Hickory Tech Corporation, a public telecommunications company.  Mr. Parker continues to serve as a Director and the Chairman of the Board of Hickory Tech Corporation, positions he has held since 2006.  Mr. Parker served as the Chief Financial Office and Vice President of Finance for Neenah Industries Inc., an industrial casting manufacturing company, from February 2010 to August 2010.  From 2009 to 2010, Mr. Parker was the Chief Financial Officer of PaperWorks Industries, Inc., a paper and packing product manufacturer.  Prior to joining PaperWorks Industries, Inc., from 2006 to 2008, Mr. Parker was the Chief Financial Officer of Forest Resources LLC, a paper and pulp company involved in waste paper collection, paper production and containerboard manufacturing. Mr. Parker earned a Masters degree in Business Administration from Xavier University in 1979 and a Bachelor of Science degree in Business from Miami University in 1973.  Mr. Parker is a Certified Public Accountant.

Mr. Parker’s annual base salary as Interim Chief Financial Officer will be $375,000.  Mr. Parker is eligible to participate in employee benefit and incentive-based compensation plans offered by the Company, including cash bonus or equity-based award plans.

The Company believes that Mr. Parker is qualified to serve as Interim Chief Financial Officer based on his extensive business and educational background.  There are no arrangements or understandings between Mr. Parker and any other person pursuant to which he was selected as an executive officer, and neither the Company nor any of its subsidiaries was involved in any transactions, and there are no currently proposed transactions, with Mr. Parker or his immediate family that are reportable pursuant to Item 404(a) of Regulation S-K.

(e)

On November 5, 2011, Mr. Cowger entered into a Separation Agreement and General Release (the “Cowger Separation Agreement”) with the Company, effective November 1, 2011, in connection with his resignation from the Company.  Under the Cowger Separation Agreement, the Company will cause EnerDel to retain Mr. Cowger as a consultant to provide assistance to EnerDel during a transition period.  Mr. Cowger and the Company agreed to mutual releases relating to Mr. Cowger’s employment. In addition, Mr. Cowger agreed to restrictive covenants regarding non-disparagement of the Company and protection of confidential information.

On November 5, 2011, Mr. Cowger entered into a Consulting Agreement (the “Cowger Consulting Agreement”) with EnerDel.  Under the Cowger Consulting Agreement, Mr. Cowger has agreed to provide consulting services as requested by EnerDel for a period of one year, commencing on November 14, 2011, unless the agreement is earlier terminated.  As compensation for his services, Mr. Cowger will be entitled to a consulting fee of $33,333.34 per month.  Mr. Cowger agreed to covenants regarding cooperation in any future litigation or regulatory proceedings concerning events that took place during the period that Mr. Cowger was employed with the Company, non-disparagement of EnerDel or its affiliates, confidentiality, non-competition and non-solicitation.

On November 6, 2011, Mr. Seidel entered into a Separation Agreement and General Release (the “Seidel Separation Agreement”) with the Company, effective November 1, 2011, in connection with his resignation from the Company.  Under the Seidel Separation Agreement, the Company will cause EnerDel to retain Mr. Seidel as a consultant to provide assistance to EnerDel during a transition period.  Mr. Seidel and the Company agreed to mutual releases relating to Mr. Seidel’s employment. In addition, Mr. Seidel agreed to restrictive covenants regarding non-disparagement of the Company and protection of confidential information.

On November 6, 2011, Mr. Seidel entered into a Consulting Agreement (the “Seidel Consulting Agreement”) with EnerDel.  Under the Seidel Consulting Agreement, Mr. Seidel has agreed to provide consulting services as requested by EnerDel for a period of six months, commencing on November 14, 2011, unless the agreement is earlier terminated.  As compensation for his services, Mr. Seidel will be entitled to a consulting fee of $25,000 per month.  The Company will have the option to extend his services past six months at a rate of $500.00 per hour.  Mr. Seidel agreed to covenants regarding cooperation in any future litigation or regulatory proceedings concerning events that took place during the period that Mr. Seidel was employed with the Company, non-disparagement of EnerDel or its affiliates, confidentiality, non-competition and non-solicitation.

Other than the Cowger Separation Agreement and the Seidel Separation Agreement, there were no arrangements or understandings by which Mr. Cowger or Mr. Seidel were hired as consultants. Neither the Company nor any of its subsidiaries was involved in any transactions, and there are no currently proposed transactions, with Mr. Cowger or Mr. Seidel or their immediate families that are reportable pursuant to Item 404(a) of Regulation S-K.

The above descriptions of the Cowger Separation Agreement, Cowger Consulting Agreement, Seidel Separation Agreement and Seidel Consulting Agreement are not complete and are qualified in their entirety by the full text of the Cowger Separation Agreement, Cowger Consulting Agreement, Seidel Separation Agreement and Seidel Consulting Agreement, which are attached hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
10.1	Engagement Letter concerning Sorokin & Associates, LLC
10.2	Employment Agreement concerning Nicholas Brunero (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010).
10.3	Amendment Agreement concerning Nicholas Brunero
10.4	Separation Agreement concerning Christopher Cowger
10.5	Consulting Agreement concerning Christopher Cowger
10.6	Separation Agreement concerning Jeffrey Seidel
10.7	Consulting Agreement concerning Jeffrey Seidel
99.1	Letter from Christopher Cowger to Ener1, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2011	Ener1, Inc.

	By:	/s/ Nicholas Brunero
Name: Nicholas Brunero
Title: Interim President and General Counsel